SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant |X|

Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|X| Definitive Additional Materials

|_| Soliciting Material Pursuant to §240.14a-12

FDP SERIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

|_| Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Vote your proxy today!

Upcoming changes require mutual fund shareholders within the Funds Diversified Portfolios®—Multi-Firm (FDP®—Multi-Firm), to vote their proxies.

As a shareholder of the Van Kampen Value FDP Fund (the Fund), available exclusively through Merrill Lynch, you are being asked to approve a new sub-advisory agreement with Invesco Advisers, Inc. (Invesco) in order to permit the same portfolio management team that currently provides day-to-day management of the Fund to continue to provide such services. Approval will not result in any changes to the way your Fund is managed.

The Board of Directors of the Fund unanimously recommends that you vote “FOR” approval of the new sub-advisory agreement with Invesco. We encourage you to carefully review the enclosed materials, which explain this proposal in more detail. As a shareholder, your vote is important, and we hope you will respond today to ensure your shares will be represented at the Special Meeting.

You may vote in one of the following ways:

  By touch-tone telephone: 800-690-6903;

  By internet: www.proxyvote.com or Merrill Lynch Online (MLOL), if applicable;

  By returning the enclosed proxy card in the postage-paid envelope; or

  In person at the Special Meeting.

If you do not vote using one of these methods, you may be called by Computershare Fund Services, our proxy solicitor, to vote over the phone.

Your vote is important.

The Transaction

Van Kampen Asset Management acts as sub-advisor to the Fund according to the current sub-advisory agreement between BlackRock Advisors, LLC, and Van Kampen Asset Management. Van Kampen Asset Management is an indirect, wholly-owned subsidiary of Morgan Stanley. On October 19, 2009, Morgan Stanley entered into an agreement with Invesco Ltd., a leading asset manager in the United States and abroad, to sell Morgan Stanley’s Van Kampen asset management business to Invesco Ltd. (the “Transaction”). The Transaction is currently expected to close mid-2010.

Q. Are shareholders voting to approve the Transaction?

Shareholders are NOT being asked to vote on the Transaction. Rather, shareholders are being asked to vote on an item being presented to them as a result of the Transaction, which will permit the current portfolio management team to continue to provide day-to-day management of the Fund.

Van Kampen Value FDP Fund

Vote by touch-tone
telephone
800-690-6903

Vote by internet
www.proxyvote.com

Vote by mail
Return enclosed proxy
card in postage-paid
envelope provided.

Vote in person
Attend the Special Meeting.

Be sure to have your control number, which can be found on your proxy card, available to vote using any of the above methods. If you do not vote, you may be called by Computershare Fund Services, our proxy solicitor, to vote over the phone.

Q. How will the transaction affect me as a Fund shareholder?

Assuming shareholders approve the Fund’s new sub-advisory agreement, the Transaction will not result in any changes to the way in which your Fund is managed. The Transaction will not cause any changes to the Fund’s investment policies and goals. The Transaction will also not affect your share holdings, and you will continue to own the same number of shares in the same Fund as you do now. The terms of the new sub-advisory agreement are the same in all material respects as the current sub-advisory agreement. The investment management fee payable by BlackRock Advisors, LLC, under the new sub-advisory agreement with Invesco, will not change and is the same fee payable under the existing sub-advisory agreement with Van Kampen. In addition, the Transaction is not expected to result in significant changes in the team’s personnel, including the Fund’s portfolio managers. Jason S. Leder, Kevin C. Holt, James N. Warwick and Devin E. Armstrong will continue to share joint responsibility for the day-to-day management of the Fund’s portfolio. The Transaction will not significantly affect the day-to-day operations of the team or the investment process it uses in managing the Fund’s portfolio.

Q. What am I being asked to approve in this proxy statement?

You are being asked to approve a new sub-advisory agreement with Invesco. In order for the portfolio management team to continue to provide portfolio management services to the Fund after the Transaction is completed, it is necessary for the Fund’s shareholders to approve a new sub-advisory agreement with Invesco. The new sub-advisory agreement you are being asked to approve is identical in all material respects to the current sub-advisory agreement applicable to the Fund.

Q. Who are Invesco Ltd. and Invesco Advisers, Inc.?

Invesco Ltd. is a leading independent global investment management company that provides an array of solutions for retail, institutional and high-net-worth clients around the world. Invesco Advisers is a wholly owned subsidiary of Invesco Ltd. and has acted as an investment adviser since its organization in 1976. Invesco Advisers currently advises or manages more than 225 investment portfolios, encompassing a broad range of investment objectives.

Q. How do the Board members suggest I vote in connection with the proposal to be considered at the meeting?

After careful consideration, the Board of Directors of the Fund unanimously recommends that you vote “FOR” approval of the new sub-advisory agreement with Invesco.

Q. Will my vote make a difference?

Yes. Your vote is needed to ensure a quorum is present at the meeting and sufficient votes are cast so the proposal can be acted upon. We encourage all shareholders to participate in the governance of the Fund.

Q. Who is paying for the Proxy Solicitation?

The cost of soliciting proxies for the meeting will be paid by Morgan Stanley and Invesco Ltd. and their affiliates.

Q. Is the Fund paying for preparation, printing and mailing of this proxy?

No, these costs will ultimately be borne by Morgan Stanley and Invesco Ltd. and certain of its affiliates, whether or not the proposal is successful.

Q. Whom do I call if I have questions?

If you need any assistance, or have any questions regarding the proposal or how to vote your shares, please call Computershare Fund Services at 866-456-7110.

Q. How do I vote my shares?

You may vote in one of the following ways:

  By touch-tone telephone: 800-690-6903;

  By internet: www.proxyvote.com or MLOL;

  By returning the enclosed proxy card in the postage-paid envelope; or

  In person at the Special Meeting.

If you do not vote using one of these methods, you may be called by Computershare Fund Services, our proxy solicitor, to vote over the phone.

Merrill Lynch, Pierce, Fenner & Smith Incorporated is a registered broker-dealer and a wholly-owned subsidiary of Bank of America Corporation. Merrill Lynch makes available investment products sponsored, managed, or distributed by companies that are affiliates of or in which Bank of America Corporation has a substantial economic interest, including Columbia Management, BlackRock and Nuveen Investments.

BLACKROCK is a registered trademark of BlackRock, Inc. FUNDS DIVERSIFIED PORTFOLIOS and FDP are registered service marks of Merrill Lynch & Co., Inc. All other trademarks are the property of their respective owners.

FOR MORE INFORMATION
www.blackrock.com

Prepared by BlackRock Investments, LLC, member FINRA.

©2010 BlackRock, Inc. All Rights Reserved.

F3099-3/2010